Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our reports dated October 13, 2015, in the Registration Statement (Form S-1 No. 333-                 ) and related Prospectus of Station Casinos Corp. for the registration of            shares of its common stock.

/s/ Ernst & Young LLP

Las Vegas, Nevada

October 13, 2015